SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2010 (October 29, 2010)

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 4, 2010,  Cascade Bancorp (NASDAQ: CACB) (the “Company”) announced that it entered into an agreement with each of David F. Bolger ("Mr. Bolger") and an affiliate of Lightyear Fund II, L.P. ("Lightyear") amending the Securities Purchase Agreements between the Company and Mr. Bolger and the Company and Lightyear dated October 29, 2009, as previously amended (the "Securities Purchase Agreements"), to extend their conditional commitments to November 5, 2010.  The agreement between the Company and Lightyear extending Lightyear’s conditional commitment to November 5, 2010 was entered into on October 29, 2010.  The agreement between the Company and Mr. Bolger extending Mr. Bolger’s conditional commitment to November 5, 2010 was entered into on November 4, 2010 to be effective as of October 29, 2010.

Per the new agreement, the extended date by which conditions of closing must be satisfied is now November 5, 2010. The sales to Mr. Bolger and to Lightyear are conditioned upon the Company's simultaneous sale of shares of its common stock in additional private placements to other investors under separate written agreements such that the total net proceeds from the offerings is at least $150 million, in addition to the other closing conditions set forth in each of the Securities Purchase Agreements.

A copy of the press release relating to the amendments is attached hereto as Exhibit 99.1.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business Acquired

                             Not applicable.

(b)        Pro Forma Financial Information

                             Not applicable.

(c)         Shell Company Transactions

Not applicable.

(d)          Exhibits

Exhibit 99.1 Press Release dated November 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

Date: November 4, 2010	By:	/s/ Patricia L. Moss
Patricia L. Moss
President & CEO